Exhibit T3B.166

Adopted: January 19, 1996

BYLAWS OF

CORTLANDT TOWN CENTER, INC.

(A New York Corporation)

CONTENTS

ARTICLE 1 - OFFICE

1.1	Principal Office

ARTICLE 2 - SHAREHOLDERS

2.1	Annual Meetings
2.2	Special Meetings
2.3	Place of Meetings
2.4	Notice of Meetings
2.5	Fixing of Record Date
2.6	Waiver of Notice
2.7	List of Shareholders
2.8	Quorum
2.9	Proxies
2.10	Voting of Shares
2.11	Voting of Shares by Certain Holders
2.12	Action Without a Meeting

ARTICLE 3 - BOARD OF DIRECTORS

3.1	General Powers
3.2	Number, Tenure and Qualifications
3.3	Regular Meetings
3.4	Special Meetings
3.5	Notice of Meetings
3.6	Conference Meetings
3.7	Quorum
3.8	Manner of Acting
3.9	Action Without a Meeting
3.10	Removal
3.11	Newly Created Directorships and Vacancies
3.12	Compensation
3.13	Presumption of Concurrence
3.14	Committees

ARTICLE 4 - OFFICERS

4.1	Number
4.2	Election and Term of Office
4.3	Removal
4.4	Vacancies
4.5	Chairman of the Board
4.6	The President
4.7	The Vice-President(s)
4.8	The Secretary
4.9	The Treasurer
4.10	Assistant Secretaries and Assistant Treasurers
4.11	Compensation

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts
5.2	Loans
5.3	Checks, Drafts, etc.
5.4	Deposits

ARTICLE 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Certificates for Shares
6.2	Transfer of Shares

ARTICLE 7 - WAIVER OF NOTICE

ARTICLE 8 - INDEMNIFICATION

8.1	Indemnification
8.2	Insurance
8.3	Expenses
8.4	Severability

ARTICLE 9 - AMENDMENT

ARTICLE 10 - EMERGENCY BYLAWS

NEW YORK BYLAWS - PROFIT

Adopted: January 19, 1996

BYLAWS OF

CORTLANDT TOWN CENTER, INC.

(A New York Corporation)

ARTICLE 1

OFFICE

1.1    Principal Office. The principal office of the corporation in the State of Tennessee shall be located in the City of Chattanooga, County of Hamilton. The office of the corporation required by Section 624 of the New York Business Corporation Law (the “Law”), at which the complete books and records of account, minutes of proceedings of shareholders, Board of Directors and executive committee, if any, and a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof, shall be located in Cortland County, New York.

ARTICLE 2

SHAREHOLDERS

2.1    Annual Meetings. An annual meeting of the shareholders shall be during the third (3rd) month following the close of the corporation’s fiscal year, or at a time which is within the six (6) months following the close of any fiscal year, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of New York, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.2    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the President, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

2.3    Place of Meetings. The Board of Directors may designate any place, either within or without the State of New York, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of New York, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Tennessee.

2.4    Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, that is being issued by or at the direction of the person or persons calling the meeting and the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered personally or by mail, not less than ten (10) days nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.5    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and not less than ten (10) days prior to the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed: (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; (ii) the record date for determining shareholders for any purpose other than for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted; (iii) when a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Bylaw provision, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.6    Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after a meeting of the shareholders. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

2.7    List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

2.8    Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

2.9    Proxies. (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

(b)    Every proxy must be signed by the shareholder or his attorney-in- fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this Section 2.9

(c)    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

(d)    Except when other provision shall have been made by written agreement between the parties, the record holder of shares which he holds as a pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

(e)    A shareholder shall not sell his vote or issue a proxy to vote to any person any sum of money or anything of value, except as authorized by the Certificate of Incorporation and the Law.

(f)    A proxy which is entitled “irrevocable proxy” and which states that is irrevocable, is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares; (iii)

a creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for.

(g)    Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the corporation is paid, or the period of employment provided for in the contract of employment has terminated; and, in a case provided for in subsections (f)(iii) or (iv), becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This paragraph does not affect the duration of a proxy under subsection (b).

(h)    A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

2.10    Voting of Shares. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in such shareholder’s name on the record of shareholders.

2.11    Voting of Shares by Certain Holders. (a) Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

(b)    Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

(c)    Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

(d)    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

(e)    Redeemable shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(f)    Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of such corporation may determine.

(g)    If shares are registered on the record of shareholders of a corporation in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)    If only one votes, the vote shall be accepted by the corporation as the vote of all;

(ii)    If more than one vote, the act of the majority so voting shall be accepted by the corporation as the vote of all;

(iii)    If more than one vote, but the vote is equally divided on any particular matter, the vote shall be accepted by the corporation as a proportionate vote of the shares; unless the corporation has evidence, on the record of shareholders or otherwise, that the shares are held in fiduciary capacity;

(iv)    When shares as to which the vote is equally divided are registered on the record of shareholders of a corporation in the name of, or have passed by operation of law or by virtue of any deed of trust or other instrument to two or more fiduciaries, any court having jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in interest, may direct the voting of such shares for the best interest of the beneficiaries. This subsection shall not apply in any case where the instrument or order of the court appointing fiduciaries shall otherwise direct how such shares shall be voted; and

(v)    If the instrument or order furnished to the secretary of a corporation shows that a tenancy is held in unequal interests, a majority or equal division for the purposes of this subsection shall be a majority or equal division in interest.

(h)    Notwithstanding the foregoing, the corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

2.12    Action Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

ARTICLE 3

BOARD OF DIRECTORS

3.1    General Powers. The business and affairs of the corporation shall be managed under the authority and direction of its Board of Directors.

3.2    Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three (3), except that where all shares of the corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders. Subject to such limitation, the number of directors may be fixed by action of the shareholders or the Board. If not otherwise fixed, the number of directors constituting the Board shall be three (3). No decrease in the number of directors constituting the Board shall be three (3). No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of New York for the holding of additional regular meetings without other notice than such resolution.

3.4    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of New York, as the place for holding any special meeting of the Board of Directors called by them.

3.5    Notice of Meetings. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at the director’s business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6    Conference Meetings. Any one or more members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

3.7    Quorum. A majority of the number of entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.9    Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action.

3.10    Removal. Any or all of the directors may be removed with or without cause by vote of the shareholders. In addition, any or all of the directors may be removed for cause by a vote of a majority of the entire Board of Directors.

3.11    Newly Created Directorships and Vacancies. (a) Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by vote of the Board. If the number of the directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office.

(b)    Unless the Certificate of Incorporation or a specific provision of a Bylaw adopted by the shareholders provides that the Board may fill vacancies occurring the Board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders.

(c)    A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified.

3.12    Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.13    Presumption of Concurrence. A director of the corporation who is present at a meeting of the Board of Directors at which action specified in Section 719(a) of the Law is taken shall be presumed to have concurred in the action taken unless the director’s dissent thereto shall be entered in the minutes of the meeting or unless the director shall submit a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall deliver or send by registered mail such dissent to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board when such action is taken shall be presumed to have concurred in the action unless he shall deliver or send by registered mail his dissent thereto to the Secretary of the corporation or shall cause such dissent to be filed with the minutes of the proceedings of the Board of Directors within a reasonable time after learning of such action.

3.14    Committees.

(a)    Members. The Board of Directors may create one (1) or more committees and appoint members to serve on them. A committee shall consist of three (3) or more directors.

(b)    Authority. To the extent specified by the Board of Directors, each committee shall have all of the authority of the Board of Directors except that no committee shall have authority as to the following matters:

(i)    The submission to shareholders of any action that needs shareholders’ approval under the Law.

(ii)    The filling of vacancies in the Board of Directors or in any committee.

(iii)    The fixing of compensation of the directors for serving on the Board or on any committee.

(iv)    The amendment or repeal of the Bylaws, or the adoption of new Bylaws.

(v)    The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

(c)    Meetings. Committees shall meet from time to time on call of the Chairman of the Board, if any, the President, or of any one (1) or more members of the particular committee. The requirements for meetings, action without meetings, notices and waivers of notice of the Board of Directors shall apply to any committee which the board shall establish. A committee shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after the action has been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

(d)    Quorum and Voting. The quorum and voting requirements of the Board of Directors also shall apply to any committee which the Board shall establish.

(e)    Removal. The Board of Directors shall have power to remove any member of any committee at any time, with or without cause, to fill vacancies, and to dissolve any such committee.

ARTICLE 4

OFFICERS

4.1    Number. The corporation may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all of the issued and outstanding shares of the corporation are owned by one (1) person, such person may hold all or any combination of offices.

4.2    Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the officer’s successor shall have been duly elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

4.3    Removal. Any officer or agent may be removed by the Board of Directors with or without cause, whenever in its judgment the best interests of the corporation will be served thereby. The removal of an officer or agent without cause shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5    Chairman of the Board. If a Chairman of the Board is elected by the directors, the Chairman shall preside at all meetings of shareholders and directors, and, unless otherwise provided by law, when the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation. The Chairman shall have such other powers and duties as the board may prescribe from time to time. In the event of the disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

4.6    The President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.7    The Vice-President(s). In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors.

4.8    The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these

Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

4.9    The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of duties to be performed by the Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.11    Compensation. The Board of Directors shall set the compensation, or provide for setting the compensation, of all officers of the corporation. The authority to set the compensation of all officers other than the President, may be delegated to the President, in the discretion of the Board.

ARTICLE 5

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

5.2    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3    Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 6

CERTIFICATES FOR SHARES AND

THEIR TRANSFER

6.1    Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or one of its employees. Each certificate representing shares shall state upon the face thereof: (i) that the corporation is formed under the laws of New York, (ii) the name of the person or persons to whom issued, and (iii) the number and class of shares, and the designation of the series, if any, which such certificate represents. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2    Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 7

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or the Certificate of Incorporation or under the provisions of the Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 8

INDEMNIFICATION

8.1    Indemnification. (a) Any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity shall be indemnified and held harmless to the fullest extent permissible under and pursuant to the Law, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b)    The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c)    Any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless to the fullest extent permissible under and pursuant to the Law, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this Section shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d)    For the purpose of this Section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

8.2    Insurance. (a) The Board of Directors may cause the corporation to purchase and maintain insurance:

(i)    To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article 8 and the Law.

(ii)    To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this Article 8 and the Law, and

(iii)    To indemnify directors and officers in instances in which they may not otherwise by indemnified by the corporation under the provisions of this Article 8 provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(b)    No insurance under this Section 8.2 may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(i)    If a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(ii)    In relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

(c)    Insurance under this Section 8.2 may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

8.3    Expenses. (a) All expenses incurred by a director or officer of the corporation in defending a civil or criminal action or proceeding which are advanced by the corporation under the provisions of Section 723 of the Law (payment of indemnification other than by court award) or allowed by a court under Section 724 of the Law (indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Section 8.3, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

(b)    No indemnification, advancement or allowance shall be made under this Section 8.3 in any circumstance where it appears:

(1)    That the indemnification would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the Board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2)    If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

(c)    If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, mail to the shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(d)    If any action with respect to indemnification of directors and officers is taken by way of amendment of these Bylaws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such action, and, in any event, within fifteen (15) months from the date of such action, mail to the shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

8.4    Severability. If any provision of this Article 8 or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or application of this Article 8 which lawfully can be given without the invalid provision or application.

ARTICLE 9

AMENDMENT

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting. Bylaws or any Bylaw provision adopted by the Board of Directors may be amended or repealed by the shareholders of the corporation.

ARTICLE 10

EMERGENCY BYLAWS

The emergency Bylaws provided in this Article 10 shall be operative during any emergency in the conduct of the business of the corporation, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Certificate of Incorporation of the corporation or in the Law. To the extent not inconsistent with the provisions of this Article 10, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon its termination, the emergency Bylaws shall cease to be operative.

During such emergency:

(a)    A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b)    At any such meeting of the Board of Directors, a quorum shall consist of a majority of the directors who may be readily assembled.

(c)    The Board of Directors, either before or during any such emergency, may, provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(d)    The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, director or employee acting in accordance with these emergency Bylaws shall be liable except for willful misconduct.

These emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ADOPTED AND APPROVED this 19th day of January, 1996.

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